Exhibit 32.1


                             QUADRAMED CORPORATION
                             18 U.S.C. SECTION 1350

     In connection with this Quarterly Report on Form 10-Q of QuadraMed Corporation for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Lawrence P. English, Chairman of the Board and Chief Executive Officer, and Charles J. Stahl, Chief Financial Officer, of QuadraMed Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of QuadraMed Corporation.


Date:  November 14, 2003                   /s/ Lawrence P. English
                                           --------------------------------
                                           Lawrence P. English
                                           Chairman and Chief Executive Officer



Date:  November 14, 2003                   /s/ Charles J. Stahl
                                           --------------------------------
                                           Charles J. Stahl
                                           Chief Financial Officer



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